                                                                   EXHIBIT 10.44

                             ACQUISITION AGREEMENT
                             ---------------------

   THIS IS AN ACQUISITION AGREEMENT ("Agreement") dated May 21, 1998 by and among Butler Telecom, Inc., a corporation organized under the laws of the State of Delaware ("Buyer"), and Automated Concepts, Inc., a corporation organized under the laws of New York ("Seller").


                                   BACKGROUND
                                   ----------

   Seller has been engaged principally in the following businesses in the Northern Virginia and Washington, DC metro area (the "Business"): recruiting and supplying technical personnel, who are employed by Seller or contracted by Seller, to customers on a temporary or project basis ("Temporary Technical Services"). Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, the ongoing employee and customer relationships and the other assets of the Business described in Section 1.1 below, upon the terms set forth in this Agreement.

                                     TERMS
                                     -----

   In consideration of the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                THE TRANSACTION
                                ---------------

   1.1   SALE AND PURCHASE OF ASSETS.  Seller hereby sells, transfers and
         ----------------------------
assigns to Buyer and Buyer hereby buys, has transferred and assigned to it from
Seller:

         1.1.1 Seller's contracts, arrangements or rights to provide Temporary Technical Services to all current and past customers of the Business as attached in Schedule D (past customers include any customers during a one (1) year period prior to the effective date);

         1.1.2 the right, but not the obligation, to employ without interference by Seller, all of the current employees of Seller's Reston, VA branch who are on the bench or assigned to such customers of the Business (attached to this Agreement as Schedule A is a list of all such employees, who will be referred to in this Agreement as the "Transferred Billable Employees"; Schedule A also sets forth the name of the customer to whom each employee is assigned, if applicable, the employee's pay rate and the billing rate with respect to each employee);

         1.1.3 the rights, but not the obligation, to employ, without interference by Seller, all of the recruiters, salespeople, and administrative staff of the Seller's Reston, VA branch, (attached to this Agreement as Schedule B is a list of all such employees who will be referred to in this Agreement as the "Transferred Staff Employees"; Schedule B also sets forth the hire date, salary, and commission or bonus plan).

         1.1.4 all Independent Contractor Agreements currently in force in the Seller's Reston, VA branch and listed in Schedule C attached ("Independent Contractors"); and

         1.1.5 all current files and records (in paper and electronic form) which deal with (a) all current, past and prospective customers of the Business, and (b) all current, past and prospective employees of the Business (including all resume files) and; (c) all current, past and prospective independent contractors of the Business.

All of the foregoing are referred to herein collectively as the "Assets".
Assets expressly exclude all assets not listed in this Section 1.1. The effective date and time of the sale, transfer and assignment of the Assets shall be the close of business on May 29, 1998 (the "Effective Date").

   1.2   ASSUMPTION OF LIABILITIES.  Buyer does not assume and will not
         --------------------------
discharge or be liable for any debts, liabilities or obligations of Seller whether due or to become due, absolute, contingent, known or unknown, or otherwise, including, without limitation, any: (a) liabilities or obligations of Seller to its creditors, landlords, customers or stockholders, (b) sales or income tax or other liabilities or obligations of Seller, or (c) wages, benefits, payroll taxes withholdings, accrued vacation, workers' compensation awards or rate adjustments, severance benefits or any other payment or obligation due to or in respect of any employee of Seller attributable to the period of time prior to the Effective Date.

   1.3   PURCHASE PRICE.  The aggregate purchase price for the Assets (the
         ---------------
"Purchase Price") will be equal to the sum of the following amounts: (a) Twenty Five Thousand ($25,000.00) Dollars multiplied by the number of Successfully Transferred Billable Employees and Independent Contractors. A "Successfully Transferred Billable Employee" shall be a person who (i) is a Transferred Billable Employee identified on Schedule A, (ii) assigned and billable to a customer on the Effective Date, or for whom there is an agreement with a customer pursuant to which the employee will become assigned and billable within one week of the Effective Date and (iii) remains a billable employee of Buyer as of July 15, 1998; (b) forty (40%) percent of the Gross Profit for each Successfully Transferred Billable Employee and Independent Contractor for the first year after the Effective Date; and (c) sixty (60%) percent of the Gross Profit for each employee who is on the bench at the Effective Date and becomes employed by Buyer (these employees do not qualify as a Successfully Transferred Billable Employees), for the first year after the Effective Date. The Purchase Price will be paid by Buyer to Seller as follows:

         (A) Wire transfer at closing for the estimated amount of clause 1.3(a) above (Transferred Employees who have signed up with Buyer and Independent Contractors multiplied by Twenty Five ($25,000.00) Dollars).

         (B) Final adjustment for clause 1.3(a) above settled on July 15, 1998.

         (C) Twelve (12) monthly payments by check within thirty (30) days of month end for clause 1.3(b) and clause 1.3(c) above.

   1.4   CLOSING.  The closing under this Agreement will take place at an agreed
         --------
upon time and place. At such closing: (a) the Purchase Price required at Closing per clause 1.3 above will be wire transferred from Buyer to Seller; (b) Seller will deliver to Buyer the items described in Section 1.1.5 above; (c) the parties will provide executed copies of the Federal Predecessor/Successor Election, in the form attached hereto as Exhibit A; and (d) eeach party will deliver such other documents as may be reasonably required to be delivered by the parties hereto pursuant to this Agreement or reasonably necessary to carry out the intent of this Agreement.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

   As a material inducement to Buyer to enter into and perform this Agreement) Seller hereby represents and warrants to Buyer as follows:

   2.1   ORGANIZATION AND EXISTENCE.  Seller is a corporation duly incorporated,
         ---------------------------
validly existing and in good standing under the laws of New York and is duly authorized to do business in Virginia.

   2.2   CORPORATE POWER AND AUTHORITY:  DUE EXECUTION. AUTHORIZATION AND
         ----------------------------------------------------------------
ENFORCEABILITY.  Seller has all requisite power and authority to own the Assets
---------------
and to enter into this Agreement and perform Seller's obligations hereunder. This Agreement has been duly executed and delivered) on behalf of Seller, by a duly elected officer of Seller. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

   2.3   THIS AGREEMENT DOES NOT VIOLATE LAWS OR OTHER AGREEMENTS.  The
         ---------------------------------------------------------
execution, delivery and performance of this Agreement does not and will not (a) contravene any provision of the certificate of incorporation or bylaws of Seller, or (b) to the best of Seller's knowledge, conflict with, result in a breach of, constitute a default under, or permit a termination of, any contract or commitment of Seller or any judgment or order of any governmental or regulatory authority or any applicable law, rule or regulation.

   2.4   TITLE:  ABILITY TO TRANSFER:  CONSENTS.  To the best of its knowledge,
         --------------------------------------
Seller has good and marketable title to all the Assets, subject to no security interests, mortgages, pledges, liens, encumbrances or charges. There are no restrictions on Seller's ability to transfer to Buyer all of the Assets, and Seller's execution of this Agreement will fully effect such transfer, except any required consents by customers to transfer currently active customer contracts. No consent, approval or authorization of, or registration or filing with, any person or governmental or regulatory authority is required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

   2.5   OBLIGATIONS TO EMPLOYEES.  Seller has paid to its employees all wages,
         -------------------------
compensation, vacation pay, holiday pay, accrued paid leave or time off and benefits due or owing, or which shall become due or owing, for services rendered to Seller and its customers for the period up to and including the Effective Date.

   2.6   ABSENCE OF UNDISCLOSED LIABILITIES.  As of the date hereof, Seller has
         -----------------------------------
no liability or obligation of any nature relating to the Business or the Assets, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of taxes or penalties, except for liabilities which are disclosed on Schedule E attached hereto.

   2.7   FILES AND RECORDS.  The files and records of Seller which are being
         ------------------
transferred hereunder are complete and accurate, and reflect all those entries and matters which are customarily set forth in such files and records.

   2.8   DISCLOSURE.  No representation or warranty by Seller in this Agreement,
         -----------
nor any schedule or document furnished or to be furnished to Buyer by Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or fails or will fail to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

   Buyer represents and warrants to Seller as follows:

   3.1   ORGANIZATION AND EXISTENCE.  Buyer is a corporation duly incorporated,
         --------------------------
validly existing and in good standing under laws of the State of Delaware.

   3.2   CORPORATE POWER AND AUTHORITY: DUE EXECUTION. AUTHORIZATION AND
         ---------------------------------------------------------------
ENFORCEABILITY.  Buyer has all requisite corporate power and authority to enter
--------------
into this Agreement and perform Buyer's obligations hereunder. This Agreement has been duly executed and delivered, on behalf of Buyer, by a duly elected officer of Buyer. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                                   ARTICLE 4

                          CERTAIN ADDITIONAL COVENANTS
                          ----------------------------

   4.1   RELEASE OF BUYER FROM RESTRICTIVE COVENANTS IN SELLER'S EMPLOYMENT AND
         ----------------------------------------------------------------------
CONSULTING AGREEMENTS.  The employment and consulting agreements between Seller
----------------------
and its employees and consultants typically contain covenants restricting such persons from directly or indirectly becoming employed by or acting as a consultant for Seller's customers for a period of time following the termination of their employment or consulting arrangement with Seller. Seller hereby releases, and agrees not to enforce such provisions against, Buyer or any of its present and past employees and consultants in the event that any such employee or consultant is hired or retained by Buyer.

   4.2   RESTRICTIVE COVENANTS.  For a period of one (1) year from and after the
         ----------------------
Effective Date, Seller will not, directly or indirectly: (a) solicit, employ or in any other fashion hire any of the Transferred Billable Employees or any other person who was a billable employee of Seller's Reston, VA office during the year prior to the Effective Date, or any of the Transferred Staff Employees, or (b) solicit, interfere with or attempt to entice away from Buyer any person, firm or corporation which was a customer of Seller's Reston, VA office during the one-
(1) year period prior to the Effective Date including those listed in Schedule D, or (c) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, partner or otherwise with, any entity which at any relevant time during such period engages in either of the Businesses within ninety (90) miles from downtown Washington, DC. Notwithstanding the foregoing, this Section 4.2 shall not apply to Seller's Systems Integration Services performed in the restricted territory that arise as a result of Systems Integration Services performed by Seller in other regions.

   4.3   SELLER'S ACKNOWLEDGEMENT. Seller specifically acknowledges and agrees
         -------------------------
that the restrictive covenants contained in this Section are reasonable and necessary to protect the legitimate interests of Buyer and that Buyer would not have entered into this Agreement in the absence of such restrictive covenants. Seller agrees that Buyer's remedies at law for any breach or threat of breach by Seller of the provisions of this Section will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or equity. In the event of litigation regarding the covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer seeks to enforce this covenant.

Provided that the Purchase Price is paid by Buyer the restrictive covenants contained in this Section are covenants independent of any other provision of this Agreement and the existence of any claim which Seller may allege against Buyer whether based on this Agreement or otherwise, will not prevent the enforcement of this covenant. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

   4.4   RETENTION PROGRAM.  Buyer will implement a Retention Program for all
         ------------------
Transferred Billable Employees whereby a $3,000 (three thousand dollar) bonus will be paid within six months after the Effective Date for all such employees remaining employed by Buyer, at such time. The Buyer will be responsible for one hundred (100%) percent of the cost.

   4.5   COSTS AND EXPENSES;  SALES AND TRANSFER TAXES AND FEES.  Buyer will pay
         -------------------------------------------------------
all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all accounting and legal fees and settlement charges. All applicable sales, transfer, documentary, use, filing and other taxes and fees that may be due or payable as a result of this conveyance, assignment, transfer or delivery of the Assets, whether levied on Seller or Buyer, shall be borne by Seller.

   4.6   FORWARDING OF RECEIPTS RELATING TO SERVICES PROVIDED BY OTHER
         -------------------------------------------------------------
PARTY.  Seller will promptly forward to Buyer all payments received from any
------
customer for services provided to such customer by Buyer on and after the Effective Date. Buyer will promptly forward to Seller all payments received from any customer for services provided to such customer by Seller prior to the Effective Date. Buyer will take all reasonable action requested by Seller to assist Seller in collecting all accounts receivable arising prior to the closing.

   4.7   FORWARDING OF MAIL AND TELEPHONE CALLS.  With respect to mail or faxes
         ---------------------------------------
received at Seller's offices and telephone calls made to Seller's offices during the ninety (90) day period following the Effective Date, Seller will arrange for such communications to be forwarded to Buyer, at the location to be furnished by Buyer, if such communications (a) relate to the Assets and (b) are from customers concerning new business or relate to Transferred Billable or Transferred Staff Employees or other existing or prospective employees of Buyer.

   4.8   BROKERAGE.  If in connection with this Agreement or the transactions
         ----------
contemplated hereunder any claims are made for a broker's commission or finder's fee arising directly or indirectly by, through or on account of any act or agreement of Seller, or Buyer, the party whose act or agreement gives rise to such claim will defend, indemnify and hold the other harmless from any and all liabilities and expenses arising therefrom.

   4.9   FURTHER ASSURANCES:  COOPERATION.  On and after the date hereof, either
         --------------------------------
party will execute and deliver such further instruments of conveyance and transfer and take such further action as the other party may reasonably request to effectively and smoothly convey and transfer the Assets and Seller's Business to Buyer.

   4.10  CONTINUED OCCUPANCY.  Transferred Staff and Transferred Billable
         --------------------
Employees will be allowed to occupy the Seller's Washington, DC branch current office space and will be provided with telephones and computers in the same manner as they are today for a period not to exceed thirty (30) days after the Effective Date. Seller will bear such Occupancy Cost.

   4.11  CLIENT CONSULTS.  Prior to the Effective Date, the Seller will notify
         ----------------
the current customers of the Business and present them with an Assignment Agreement. Prior to and subsequent to the Effective Date, Seller will assist Buyer in obtaining consent of customers to the transfer of such customer contracts to Buyer.

   4.12  TRANSITION ASSISTANCE.  Mark Silverstein, technical manager of Seller's
         ----------------------
Reston, VA branch will be available full time until July 10, 1998 to assist the Buyer in the acquisition and transition of the Business. Stacy Campbell, Administrative Manager of Seller's Reston, VA branch will also be available as needed until July 31, 1998 to assist the Buyer in the acquisition and transition of the Business. Any costs related to this Section 4.12 will be borne solely ny Seller.

   4.13  EARNOUT PAYMENT.  Gross Profit for purposes of Purchase Price payment
         ----------------
under Section 1.3 is defined as Net Revenue less all direct costs of a billable consultant. Direct Cost includes salary, bonus paid in ordinary course of business, benefits, payroll taxes, travel expenses, vacation, and subcontractor fees for supplying technical consultants, but shall exclude any retention bonus paid pursuant to paragraph 4.4. Thirty (30) days after each month end for a one
(1) year period after the Effective Date, Buyer will supply the Seller with a schedule which indicates monthly and cumulative net revenue, direct cost, Gross Profit, and the Purchase Price payable to the Seller for each Consultant pursuant to 1.3(b) and 1.3(c) monthly payment. The monthly payments will be calculated by multiplying the cumulative Gross Profit less the previous months cumulative Gross Profit by the applicable earnout percentages of forty (40%) percent or sixty (60%) percent. Buyer shall make Earnout Payments related to any Successfully Transferred Billable Employee of Independent Contractor if the employee is terminated by Buyer and then re-hired during the 12 month period following the effective date. Should a dispute arise concerning an Earnout Payment, Buyer shall provide to Seller documentation and reasonable access to recors to substantiate the Earnout Payment calculation.

    4.14  PAYROLL REGISTER  Seller will provide to Buyer, within 2 weeks after
          ----------------
Closing, the year-to-date payroll register through the Closing Date.

    4.15  ENFORCEMENT OF STAFF NON-COMPETE AGREEMENTS.  Seller agrees to
          --------------------------------------------
enforce, for the benefit of Buyer, all non-compete provisions contained in employment agreement of the staff employees at Seller's Reston, VA branch who are not being hired by Buyer.

    4.16  SETTLEMENT OF DISPUTES.  Any controversy or claim arising out of or
          -----------------------
related to the Purchase Price shall be finally resolved by arbitration pursuant to the commercial arbitration rules of the American Arbitration Association.
Any such arbitration shall take place in Newark, New Jersey, before three (3) arbitrators, one (1) of which shall be appointed by Buyer, one (1) by Seller, and the third by the arbitrators; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that
(I) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing parties in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New Jersey exclusive of conflicts of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in the foregoing and to the jurisdiction and venue of the Federal and State courts sitting in New Jersey for the enforcement of any judgment on arbitrators' award and waives any objection it may have with respect to the jurisdiction of such arbitration's or such courts or the inconvenience of such forums or venues.

                                   ARTICLE 5

                                INDEMNIFICATION
                                ---------------

   5.1   INDEMNIFICATION BY SELLER.  Seller hereby jointly and severally agrees
         -------------------------
to indemnify and hold harmless Buyer and its officers, directors, employees and affiliates from and against:

         (a) any loss, liability, claim, obligation, damage or deficiency arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Seller contained in this Agreement or in any document furnished or to be furnished to Buyer evidencing the transfer of the Assets hereunder;

         (b) any and all liabilities of any nature relating to any of the Assets or Transferred Billable and Transferred Staff Employees (whether such liabilities are due or to become due, whether accrued, absolute, contingent or otherwise) existing on the Effective Date or arising out of any transactions entered into, or any state of facts existing, prior to such date; and

         (c) any actions, judgments, fines, penalties, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section.

   5.1.2 Seller agrees that Buyer shall have the right to set-off any claim for indemnification it may have hereunder against Seller against any obligation Buyer may have to Seller hereunder.

   5.2   INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify and hold
         -------------------------
harmless Seller and its respective officers, directors, employees and affiliates from and against: (limit to Purchase Price)

   5.2.1 any loss, liability, claim, obligation, damage or deficiency arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Buyer contained in this Agreement or in any document furnished or to be furnished to Seller in connection with the transactions contemplated hereby;

   5.2.2 any and all liabilities of any nature relating to any of the Assets or Transferred Billable and Transferred Staff Employees if such liabilities arise out of a transaction entered into following the Effective Date; and

   5.2.3 any actions judgments, fines, penalties, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section.

                                   ARTICLE 6

                                 MISCELLANEOUS
                                 -------------

   6.1   NATURE AND SURVIVAL OF REPRESENTATIONS.  All statements contained in
         ---------------------------------------
any certificate or other document delivered by or on behalf of Seller pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the party which delivered or furnished the certificate or document. All representations, warranties and agreements made by any party to this Agreement, or pursuant hereto, shall survive the closing of this transaction for a period of two (2) years with respect to all matters except for taxes, for which such representations, warranties and agreements shall survive for a period equal to the statute of limitations applicable thereto, plus sixty days. Seller acknowledges that its representations and warranties in this Agreement shall not be affected or mitigated by any investigation conducted by Buyer or its representatives prior to the date hereof.

   6.2   NOTICES.  All notices, requests, demands and other communications
         --------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, when mailed by Federal Express or comparable overnight courier service, to the other party at the following addresses (or to such other address as shall be given in writing by any party to the other):

         6.2.1  If to Seller:

                Butler International, Inc.
                110 Summit Avenue
                Montvale, NJ  07645
                Attention:  Mr. Michael C. Hellriegel

         6.2.2  If to Buyer:

                Automated Concepts, Inc.
                1500 Broadway, 30th Floor
                New York, NY  10036
                Attention:  Mr. Fred Harris

   6.3   SUCCESSORS AND ASSIGNS.  This Agreement, and all rights and powers
         -----------------------
granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign any of its rights or obligations hereunder.

   6.4   GOVERNING LAW.  This Agreement shall be governed by and construed in
         --------------
accordance with the laws of the State of New Jersey.

   6.5   AMENDMENT AND WAIVER.  The parties hereto may by mutual agreement amend
         ---------------------
this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, and (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party. To be effective, any such amendment or waiver must be in writing and be signed by all parties to this Agreement.

   6.6   HEADINGS.  The headings preceding the text of the articles and sections
         ---------
hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

   6.7   COUNTERPARTS.  This Agreement may be executed simultaneously in two or
         -------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

   6.8   ENTIRE AGREEMENT.  This Agreement and the Schedules hereto, each of
         -----------------
which is incorporated herein, set forth all of the promises, covenants, representations, warranties, agreements, conditions and undertakings among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

IN WITNESS WHEREOF, the parties have duly executed this Acquisition Agreement on the date first set forth above.


AUTOMATED CONCEPTS, INC.                         BUTLER TELECOM, INC.


By:  ______________________________   By: _________________________________
     Stuart Gottlieb                           Michael C. Hellriegel

Title:  CFO                           Title: Sr. Vice President-Finance, and
                                      Treasurer, Chief Financial Officer